Exhibit 10.2    Letter Agreement with Suraj’s President regarding loan advances

                    Surjit Singh Gill
                            Rhema House,
                         1032 Katkarwadi,
                          Yari Road, Versove
                       Andheri (W) Mumbai,
                          India 400061

April 15, 2008.

Suraj Venture, Inc.
C/O  2/32 Om Trimurti,
Co-Operative Housing Society,
Eastern Express Highway,
Sion Trombay Road, Chunabhatti Sion,
Mumbai, India, 40061

Attention:  Mr. Jos D’Souza, Secretary Treasurer

Dear Sirs:

I am writing to confirm my willingness, and agreement, to ensure that Suraj Ventures Inc. (the “Company”) will have sufficient cash to meet its budgeted and expected expenses over the coming twelve (12) months (estimated at approximately $5,000) as detailed in the draft S-1 Registration Statement to be re-filed with the U.S. Securities & Exchange Commission in the next few days.

To date I have advanced Suraj $6,248 (the “Prior Advances”) and I am prepared to advance up to a further $17,500 to Suraj (the “New Advances”) .
In consideration of the sum of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) I hereby agree to make New Advances to Suraj, as and when the company may need such advances (to meet its expenses over the coming twelve (12) months) which New Advances will not exceed $17,500, at any time they may be required by Suraj from and after the date hereof.
Both the Prior Advances and the New Advances will not bear interest and they have no fixed terms of repayment.  However, the Prior Advances and the New Advances will be payable upon demand made by me in writing to Suraj, sent to the addressee at his address set out above.

Please confirm your agreement with the forgoing by countersigning this letter on behalf of Suraj.

Your truly,

/S/ SURJIT SINGH GILL
     Surjit Singh Gill

Confirmed and Agreed as of April 15, 2008.
 By: Suraj Ventures, Inc.

Per: /S/ JOS D”SOUZA
       Jos D’Souza, Secretary/Treasurer